Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18803) of NCR Corporation of our report dated June 28, 2011 relating to the financial statements and supplemental schedule of NCR Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

June 28, 2011